Exhibit 99.1

Zymeworks Announces New Chair of Board of Directors and Voluntary Delisting from the TSX

Vancouver, Canada (September 17, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, announced that Lota Zoth has been appointed as its Chair of the Board of Directors. Ms. Zoth succeeds Nick Bedford, who has retired from his functions as Chair and Board member. Mr. Bedford served as Board Chair since September 2004.

“Lota has provided valuable insights and a wealth of experience as a member of Zymeworks’ Board since 2016 and we are pleased to welcome her as our new Chair as we further advance our lead clinical assets towards commercialization,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “On behalf of the Board and the executive team, I thank Nick for his contributions to Zymeworks. He has been instrumental to our success over the past fifteen years, particularly through the Company’s IPO in 2017.”

Ms. Zoth served as Chief Financial Officer of MedImmune prior to the acquisition by AstraZeneca in 2007, and currently serves on the boards of several biopharmaceutical companies, including Inovio Pharmaceuticals, Inc., NewLink Genetics Corporation, and Spark Therapeutics, Inc. Ms. Zoth also served as Chair of the Board of Directors of Aeras, a biopharmaceutical product development partner funded by the Bill & Melinda Gates Foundation.

Zymeworks has also made a strategic decision to voluntarily delist its common shares from the Toronto Stock Exchange (TSX) in Canada, which is currently anticipated to occur on or around October 1, 2019. Zymeworks’ shares will continue to be traded on the New York Stock Exchange (NYSE) under the symbol “ZYME” and Canadian shareholders can continue to trade their shares on the NYSE.

With active daily trading on the NYSE having accounted for the vast majority of Zymeworks’ liquidity, the Company conducted a thorough evaluation of its dual listing, considering such factors as overall liquidity, the needs of its shareholders, costs, regulatory compliance and complexity, and future capital raising opportunities. In summary, the Company believes that the financial and administrative costs associated with maintaining a dual listing are no longer justified.

For answers to frequently asked questions about the voluntary delisting, please visit the FAQ section of Zymeworks’ website at https://ir.zymeworks.com/FAQs.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to expected delisting of the Company’s shares from the TSX, the continued listing of its shares on the NYSE, Canadian shareholders’ continued ability to trade their shares on the NYSE, and other information that is not historical information. When used herein, words such as “believe”, “will”, “continue”, “anticipate”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended June 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

info@zymeworks.com